      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 1995

                                                  REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        SANTA FE ENERGY RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                       36-2722169
       (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

      1616 SOUTH VOSS ROAD, SUITE 1000
               HOUSTON, TEXAS                                       77057
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                        SANTA FE ENERGY RESOURCES, INC.
                     1990 INCENTIVE STOCK COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)

                                 DAVID L. HICKS
                     VICE PRESIDENT-LAW AND GENERAL COUNSEL
                        SANTA FE ENERGY RESOURCES, INC.
                        1616 SOUTH VOSS ROAD, SUITE 1000
                              HOUSTON, TEXAS 77057
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 507-5000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------
                                                      PROPOSED        PROPOSED
                                                      MAXIMUM         MAXIMUM        AMOUNT OF
      TITLE OF SECURITIES          AMOUNT TO BE    OFFERING PRICE    AGGREGATE      REGISTRATION
        TO BE REGISTERED            REGISTERED       PER SHARE     OFFERING PRICE       FEE
- --------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
  per share                      2,500,000 Shares    $9.625(1)     $24,062,500(1)      $8,298
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of a share of the Company's Common Stock on the New York Stock Exchange on May
    9, 1995.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 hereby incorporates by reference the contents of the registrant's Registration Statements on Form S-8 (Registration Nos. 33-44541 and 33-52102) which were filed with the Securities and Exchange Commission on December 16, 1991 and September 17, 1992, respectively.

ITEM 8. EXHIBITS.

       EXHIBIT
       NUMBER                                      DESCRIPTION
       -------                                     -----------
         5.1         Opinion of Andrews & Kurth L.L.P.
        23.1         Consent of Price Waterhouse LLP.
        23.2         Consent of Andrews & Kurth L.L.P. (included in their opinion filed as
                     Exhibit 5.1).
        23.3         Consent of Ryder Scott Company.
        24.1         A power of attorney, pursuant to which amendments to this Registration
                     Statement may be filed, is included on the signature page contained in
                     Part II of this Registration Statement.
        99.1         Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation Plan
                     (Second Amendment and Restatement).
        99.2         Form of Nonqualified Stock Option Agreement under Santa Fe Energy
                     Resources, Inc. 1990 Incentive Stock Compensation Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Santa Fe Energy Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 11, 1995.

                                          SANTA FE ENERGY RESOURCES, INC.

                                          By:     /s/  JAMES L. PAYNE

                                            ------------------------------------
                                                       James L. Payne
                                              Chairman of the Board, President
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Know all men by these presents, that each of the undersigned officers and directors of Santa Fe Energy Resources, Inc. hereby constitutes and appoints James L. Payne, R. Graham Whaling and David L. Hicks, and each or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, and with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  SIGNATURE                                  TITLE                     DATE
                  ---------                                  -----                     ----

          /s/  JAMES L. PAYNE                   Chairman of the Board, President    May 11, 1995
- ---------------------------------------------     and Chief Executive Officer
               James L. Payne                     and Director (Principal
                                                  executive officer)

         /s/  R. GRAHAM WHALING                 Senior Vice President and Chief     May 11, 1995
- ---------------------------------------------     Financial Officer (Principal
              R. Graham Whaling                   financial and accounting
                                                  officer)

          /s/  ROD F. DAMMEYER                  Director                            May 11, 1995
- ---------------------------------------------
               Rod F. Dammeyer

        /s/  WILLIAM E. GREEHEY                 Director                            May 11, 1995
- ---------------------------------------------
             William E. Greehey

          /s/  MELVYN N. KLEIN                  Director                            May 11, 1995
- ---------------------------------------------
               Melvyn N. Klein

          /s/  ROBERT D. KREBS                  Director                            May 11, 1995
- ---------------------------------------------
               Robert D. Krebs

         /s/  ALLAN V. MARTINI                  Director                            May 11, 1995
- ---------------------------------------------
              Allan V. Martini

                  SIGNATURE                                  TITLE                    DATE
                  ---------                                  -----                    ----
         /s/  MICHAEL A. MORPHY                 Director                            May 11, 1995
- ---------------------------------------------
              Michael A. Morphy

        /s/  REUBEN F. RICHARDS                 Director                            May 11, 1995
- ---------------------------------------------
             Reuben F. Richards

                                                Director
- ---------------------------------------------
              David M. Schulte

          /s/  MARC J. SHAPIRO                  Director                            May 11, 1995
- ---------------------------------------------
               Marc J. Shapiro

          /s/  ROBERT F. VAGT                   Director                            May 11, 1995
- ---------------------------------------------
               Robert F. Vagt

                                                Director
- ---------------------------------------------
             Kathryn D. Wriston

                               INDEX TO EXHIBITS

                                                                                  SEQUENTIALLY
                                                                                    NUMBERED
  NUMBER                               DESCRIPTION                                    PAGE
  ------                               -----------                                ------------
    5.1    Opinion of Andrews & Kurth L.L.P.
   23.1    Consent of Price Waterhouse LLP.
   23.2    Consent of Andrews & Kurth L.L.P. (included in their opinion filed as Exhibit 5.1).
   23.3    Consent of Ryder Scott Company.
   24.1    A power of attorney, pursuant to which amendments to this
           Registration Statement may be filed, is included on the signature page contained in Part II of this Registration Statement.
   99.1    Santa Fe Energy Resources, Inc. 1990 Incentive Stock Compensation
           Plan (Second Amendment and Restatement).
   99.2    Form of Nonqualified Stock Option Agreement under Santa Fe Energy
           Resources, Inc. 1990 Incentive Stock Compensation Plan.